Exhibit 10.1
EXECUTION VERSION

JOINDER AND REAFFIRMATION AGREEMENT
JOINDER AND REAFFIRMATION AGREEMENT, dated as of March 1, 2024 (this
“Agreement”), among Dotdash Meredith, Inc. (the “Existing Borrower”), Dotdash Meredith Inc. (f/k/a Dotdash Media Inc.) (the “Successor Borrower”), each of the subsidiaries of the Borrower set forth on Schedule 1 hereto (the “Reaffirming Parties”), and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders under the Credit Agreement referred to below and as collateral agent (the “Collateral Agent”) for the Secured Parties.
W I T N E S S E T H:
WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of December 1, 2021 (as may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Existing Borrower, the Lenders, the Administrative Agent and the other parties thereto;
WHEREAS, pursuant to the Certificate of Ownership and Merger, effective as of the date hereof, between the Existing Borrower and the Successor Borrower and attached as Exhibit A hereto, the Existing Borrower has merged into the Successor Borrower (the “Merger”);
WHEREAS, Section 6.03(vi) of the Credit Agreement expressly permits the Merger, subject to the terms and conditions set forth therein;
WHEREAS, pursuant to Section 6.03(vi) of the Credit Agreement, in connection with the Merger, the Successor Borrower is required to expressly assume all the obligations of the Existing Borrower under the Credit Agreement and the Loan Documents to which the Existing Borrower is a party, and the Successor Borrower will succeed to, and be substituted for, and may exercise every right and power of, the Existing Borrower under the Loan Documents; and
WHEREAS, pursuant to Section 6.03(vi)(B) of the Credit Agreement, in connection with the Merger, each Loan Party is required to reaffirm all of its obligations under the Loan Documents to which it is a party.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
2.Assumption and Joinder of Agreements and Obligations. Effective as of the Effective Date (as defined below), the Successor Borrower hereby becomes a party to the Credit Agreement and each other Loan Document to which the Existing Borrower is a party and expressly assumes, confirms and agrees to perform and observe (or to continue to perform and observe, as applicable) all of the obligations (including, without limitation, all obligations in respect of the Loans), covenants, agreements, terms, conditions, duties and liabilities of the “Borrower”, with the same force and effect as if originally named therein as the “Borrower”, and a “Pledgor” (as applicable) thereunder and with respect thereto. Without limiting the generality of the foregoing, the Successor Borrower (i) hereby continues to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in all Collateral owned by it to secure the Obligations and (ii) hereby agrees to take all actions required under the Security Agreement to perfect the Liens on the Collateral owned by the Successor Borrower. The Successor Borrower hereby represents and warrants that the Merger does not cause the information set forth in the Schedules to the

Security Agreement (after giving effect to any supplements delivered at or prior to the date hereof) to be inaccurate in any material respect as of the date of the most recent supplement (and giving pro forma effect to the Merger) (other than removal of references to the Existing Borrower or updates to the name of the Successor Borrower).

3.Release of Existing Borrower. The Existing Borrower is hereby released from the obligation to pay the principal of and interest on the Loans and all of the Existing Borrower’s other obligations and covenants under the Credit Agreement, the Security Agreement, and the other Loan Documents.

4.Representations and Warranties. The Successor Borrower represents and warrants to each of the Lenders that as of the Effective Date:
a.The Successor Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
b.This Agreement has been duly authorized by all necessary corporate or other organizational action by the Successor Borrower. This Agreement has been duly executed and delivered by the Successor Borrower.
c.This Agreement, the Credit Agreement and each other Loan Document to which it is a party constitutes a legal, valid and binding obligation of the Successor Borrower, enforceable against the Successor Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
d.After giving effect to the Merger and this Agreement, to the extent required pursuant to the terms of the Collateral Documents and the Credit Agreement, the Collateral owned by the Successor Borrower will continue to be subject to a Lien in favor of the Collateral Agent.
e.The Merger has occurred or will occur substantially concurrently with the delivery of this Agreement.
f.On a pro forma basis after giving effect to the Merger and this Agreement, the Consolidated Net Leverage Ratio of the Successor Borrower is equal to or less than 5.50 to 1.00.
g.After giving effect to the Merger and this Agreement, no Default or Event of Default has occurred and is continuing.
h.After giving effect to the Merger and this Agreement, the representations and warranties of each Loan Party set forth in the Credit Agreement and the Security Agreement are true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of the Effective Date, except to the extent that any such representation and warranty relates to an earlier date (in which case such representation and warranty shall have been true and correct in all material respects (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date.

5.Amendment to Loan Documents. All references to the “Borrower” in the Credit Agreement, the Security Agreement, the Guarantee Agreement, and any of the other Loan Documents shall be deemed to refer to the Successor Borrower, and are hereby amended to give effect to the terms of this Agreement, but only to the extent, necessary to give effect to the terms of this Agreement. Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement after giving effect to this Agreement.
6.Reaffirmation of Loan Documents. Each Reaffirming Party hereby acknowledges its receipt of a copy of this Agreement and its review of the terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated hereby. Each Reaffirming Party hereby (a) affirms and confirms its guarantees and other commitments under the Guarantee Agreement, as amended hereby, and (b) agrees that the Guarantee Agreement, as amended hereby, is in full force and effect and shall accrue to the benefit of the Secured Parties to guarantee the Obligations after giving effect to this Agreement. The Successor Borrower and each Reaffirming Party hereby (a) affirms and confirms its pledges, grants and other commitments under the Security Agreement, as amended hereby, and (b) agrees that the Security Agreement is in full force and effect after giving effect to this Agreement and shall accrue to the benefit of the Secured Parties to secure the Obligations after giving effect to this Agreement. This Agreement is not in- tended to constitute a novation of the Credit Agreement or any of the other Loan Documents as in effect prior to the Effective Date.
7.Governing Law; Waiver of Jury Trial; Jurisdiction; Consent to Service of Process. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the law of the State of New York. The Borrower and each other Loan Party hereby agrees that this Agreement is a Loan Document governed by Sections 9.10 and 9.11 of the Credit Agreement relating to waiver of jury trial, jurisdiction, consent to service of process and the other matters covered therein.
8.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such con- tract or record.
9.Section Headings. The section headings in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.
10.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first set forth above.

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A.,

[Signature Page to Joinder and Reaffirmation Agreement]

Schedule 1

Allrecipes.com, Inc. Bizrate Insights Inc. Eating Well, LLC
Entertainment Weekly, LLC (f/k/a Entertainment Weekly Inc) Health Media Ventures Inc.
Meredith Holdings Corporation Meredith Operations Corporation MNI Targeted Media Inc.
Newsub Magazine Services LLC NSSI Holdings Inc.
ShopNation, Inc.
Southern Progress Corporation Synapse Group, Inc.
TI Circulation Holdings LLC TI Consumer Marketing, Inc. TI Gotham Inc.
TI Inc. Affluent Media Group TI Inc. Books
TI Inc. Ventures
TI Lifestyle Group, LLC (f/k/a TI Inc. Lifestyle Group) TI Magazine Holdings LLC
TI Publishing Ventures, Inc. TI Sales Holdings LLC

Exhibit A

[Certificate of Ownership and Merger] [See attached]

CERTIFICATE OF OWNERSHIP AND MERGER MERGING
DOTDASH MEREDITH, INC. WITH AND INTO
DOTDASH MEDIA INC.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware (“DGCL”)

Dotdash Meredith, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the “Corporation”), does hereby certify:

1.The constituent business corporations participating in the merger herein certified (the “Merger”) are:

(a)The Corporation, which was incorporated under the laws of the State of Delaware on October 14, 2021 (Parent Corporation); and
(b)Dotdash Media Inc. (the “Subsidiary”), which was incorporated under the laws of the State of Delaware on November 17, 1998 (Subsidiary Corporation; Surviving Corporation).

The Subsidiary shall be the surviving corporation of the Merger.
2.The Corporation owns all of the issued and outstanding shares of capital stock of the Subsidiary.
3.The Merger is to become effective on the date this Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware.

4.Upon effectiveness of the Merger, the name of the Subsidiary shall be amended to “Dotdash Meredith Inc.”.

5.The Corporation, by the following resolutions of its Board of Directors, duly adopted by written consent without a Board of Directors’ meeting on March 1, 2024, pursuant to Section 141(f) of the Delaware General Corporation Law, as amended, determined to merge itself with and into the Subsidiary, and to change the Subsidiary’s name to “Dotdash Meredith Inc.”, pursuant to Section 253 of the Delaware General Corporation Law, by the adoption thereof:

Resolutions of the Board of Directors of Dotdash Meredith, Inc.

WHEREAS, Ask Media Group, LLC (“AMG”) is the owner of 100% of the outstanding equity interests of the Corporation;
WHEREAS, the Corporation is the owner of 100% of the outstanding equity interests of Dotdash Media Inc. (the “Subsidiary”);
WHEREAS, to simplify the existing corporate structure of the Corporation and its subsidiaries, it is proposed that the Corporation be merged with and into the Subsidiary pursuant to the laws of the State of Delaware, so that the separate existence of the Corporation shall cease as soon as the merger shall become effective, with the Subsidiary as the surviving corporation and concurrently amend the corporate name of the surviving corporation to Dotdash Meredith Inc., which shall continue to exist under, and be governed by, the laws of the State of Delaware; and
WHEREAS, (i) the merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the
“Code”), and (ii) these resolutions are hereby adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the proposed merger, and that the Corporation shall be merged with and into its wholly-owned Subsidiary, Dotdash Media Inc.; and it is
FURTHER RESOLVED, that the surviving corporation in the merger shall be Dotdash Media Inc. and the name of the surviving corporation shall be amended to Dotdash Meredith Inc., which shall continue its existence as the surviving corporation under its amended name upon the effective date of said merger pursuant to the provisions of the DGCL; and it is

FURTHER RESOLVED, that said merger shall become effective upon the filing of a Certificate of Ownership and Merger by the Corporation with the Secretary of State of the State of Delaware (“Effective Time”); and it is

FURTHER RESOLVED, that upon effectiveness of said merger, except for the amendment of the corporate name from Dotdash Media Inc. to Dotdash Meredith Inc., the existing Certificate of Incorporation and Bylaws of the Subsidiary, as in force and effect immediately prior to the merger, shall remain unchanged by the merger and continue in full force and effect until further amended in accordance with the provisions of the DGCL; and it is

FURTHER RESOLVED, that from and after the Effective Time, all of the estate, property, investments, rights, privileges, powers, and franchises of the Corporation shall become vested in and be held by the Subsidiary as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary, and the Subsidiary shall assume all of the obligations of the Corporation; and it is
FURTHER RESOLVED, that at the Effective Time, the Subsidiary shall assume all of the Corporation’s liabilities and obligations, the existence, rights, powers, properties and assets of the Corporation shall cease and all rights, privileges, powers, properties and assets of the Corporation shall be vested in the Subsidiary; and it is

FURTHER RESOLVED, that each share of Common Stock (which constitutes all of the outstanding equity interests of the Corporation) of the Corporation issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall be automatically cancelled and cease to exist, without any conversion thereof; and it is

FURTHER RESOLVED, that equity interests in the Subsidiary shall not be affected, altered or modified in any respect by reason of the merger, and each stock certificate or equivalent proof of share subscription that, immediately prior to the Effective Time, represented shares of Common Stock of the Subsidiary will, from and after the Effective Time, automatically and without the necessity of any action by the holder thereof or presenting the same for exchange (other than the surrender to the Corporation by each holder of Common Stock of the Corporation of any certificate, if any, representing Common Stock of the Corporation), represent the number of shares of Common Stock held by Corporation’s sole shareholder, Ask Media Group, LLC (which shall constitute the issuance of stock of the surviving corporation to the holders of Common Stock of the Corporation upon surrender of any certificates therefor, if any, in accordance with Section 253 of the DGCL); and it is
FURTHER RESOLVED, that the Board of Directors directs that the Certificate of Ownership and Merger be submitted to the sole stockholder of the Corporation for its approval and the Board of Directors hereby recommends that such sole stockholder approves the Certificate of Ownership and Merger; and it is
FURTHER RESOLVED, that notwithstanding the foregoing consent for the Corporation to merge with and into the Subsidiary, any one of the proper officers of Corporation may, in his or judgment, abandon such proposed merger without further action by the Board of Directors or its sole stockholder; and it is
FURTHER RESOLVED, that upon obtaining approval of the sole stockholder, the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute, verify and file a Certificate of Ownership and Merger setting forth a copy of these resolutions to so merge the Corporation and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to take or cause to be taken any and all such further actions and to prepare, execute and deliver or cause to be prepared, executed and delivered all such further agreements, documents, certificates and undertakings, and to incur all such fees and expenses, as in his or her judgment shall be necessary, desirable, appropriate or advisable to carry out and effectuate the merger; and it is
General Matters

FURTHER RESOLVED, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any and all resolutions required by any authority to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, issuer’s covenants and other papers, instruments and documents if, in the opinion of an officer of the Corporation executing the same, the adoption of such resolutions is necessary, desirable, appropriate or advisable, and that the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized to evidence such adoption by inserting in these resolutions copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if originally set forth herein; and it is
FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to execute and deliver or cause to be executed or delivered any and all agreements, amendments, certificates, reports, applications, notices, letters or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate, or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document, executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and it is
FURTHER RESOLVED, that all actions previously taken by any officer, director, representative or agent of the Corporation, in the name or on behalf of the Corporation or any of its affiliates in connection with the transactions contemplated by the foregoing resolutions, be, and each of the same hereby is, authorized, adopted, ratified, confirmed and approved in all respects as the act and deed of the Corporation.

6.The Merger has been approved by written consent on March 1, 2024 by the holder of all of the issued and outstanding stock of the Corporation entitled to vote in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

7.The Certificate of Incorporation of the Subsidiary, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the surviving corporation, except that Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“1. The name of the Corporation is Dotdash Meredith Inc.”

[The Signature Page Follows.]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer on this 1st day of March, 2024.

DOTDASH MEREDITH, INC.